EX.99.P(2)

                            DEUTSCHE ASSET MANAGEMENT
                                 CODE OF ETHICS

                   APPLICABLE TO THE DEUTSCHE ASSET MANAGEMENT
                               MUTUAL FUNDS GROUP

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            THIS CODE SHOULD BE READ IN CONJUNCTION WITH THE ATTACHED DEUTSCHE ASSET MANAGEMENT MUTUAL FUNDS GROUP CODE OF ETHICS PROCEDURES AND
                        DIVISION-SPECIFIC REQUIREMENTS

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                                                                 JANUARY 1, 2001

                                      A Member of the DEUTSCHE BANK GROUP [LOGO]

                                                       DEUTSCHE ASSET MANAGEMENT

                                 CODE OF ETHICS

  I.      OVERVIEW........................................................................................1

          II.      GENERAL RULE...........................................................................1

         III.      DEFINITIONS............................................................................2

IV.      RESTRICTIONS.....................................................................................3
                       Blackout Period Restrictions.......................................................3
                       New Issues (IPOs)..................................................................3
                       Short-Term Trading.................................................................4
                       Restricted List....................................................................4
                       Private Placements.................................................................4

           V.     COMPLIANCE PROCEDURES...................................................................4
                       Designated Brokerage Accounts......................................................4
                       Pre-Clearance......................................................................4
                       Reporting Requirements.............................................................5
                       Confirmation of Compliance with Policies...........................................5

          VI.     OTHER PROCEDURES/RESTRICTIONS...........................................................5
                       Service on Boards of Directors.....................................................5
                       Gifts..............................................................................5
                       Rules for Dealing with Governmental Officials and Political Candidates.............7
                       Confidentiality....................................................................8

         VII.     SANCTIONS ..............................................................................8

        VIII.     INTERPRETATIONS AND EXCEPTIONS..........................................................8



         APPENDIX:

/ /      Acknowledgement Form.............................................................................9
/ /      Initial (and Annual) Holdings Report.............................................................10

                        DEUTSCHE ASSET MANAGEMENT - U.S.

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                                 CODE OF ETHICS

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                                                                    I.  Overview

This Code of Ethics ("Code") sets forth the specialized rules for business conduct and guidelines for the personal investing activities that generally are required of employees involved in the United States investment management areas of the Deutsche Bank Group and its affiliates (collectively "Deutsche Asset Management" or "DeAM").(3)

The provisions of this Code are effective January 1, 2001, and shall apply to all employees deemed to be "Access Persons" (SEE DEFINITION ON NEXT PAGE) and such other employees as the Compliance Department ("Compliance") may determine from time to time. This Code supplements the Deutsche Bank CODE OF PROFESSIONAL CONDUCT, and GLOBAL MASTER COMPLIANCE MANUAL (available at http://compliance.cc.db.com) on the intranet. Each Access Person must observe those policies, as well as abide by the additional principles and rules set forth in this Code.

                                                               II.  General Rule

DeAM employees will, in varying degrees, participate in or be aware of fiduciary and investment services provided to registered investment companies, institutional investment clients, employee benefit trusts and other types of investment advisory accounts. The fiduciary relationship mandates adherence to the highest standards of conduct and integrity.

Accordingly, personnel acting in a fiduciary capacity must carry out their duties for the EXCLUSIVE BENEFIT of the client accounts. Consistent with this fiduciary duty, the interests of DeAM clients take priority over the investment desires of DeAM and DeAM personnel. All DeAM personnel must conduct themselves in a manner consistent with the requirements and procedures set forth in this Code.

DeAM employees may also be required to comply with other policies imposing separate requirements. Specifically, they may be subject to laws or regulations that impose restrictions with respect to personal securities transactions, including, but not limited to, Section 17(j) and Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). The purpose of this Code of Ethics is to ensure that, in connection with his or her personal trading, no Access Person shall conduct any of the following acts upon a client account:

     -    To employ any device, scheme or artifice to defraud;

     - To make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statement not misleading;

     - To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or

     -    To engage in any manipulative practice.

III. DEFINITIONS

C.   "ACCESS PERSON" SHALL MEAN:

          (i) All employees of DeAM, including investment personnel, traders and portfolio managers who, in connection with their regular functions or duties, participate in making decisions or obtain information regarding the

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(3) Deutsche Asset Management is the marketing name for the asset management activities of Deutsche Bank AG, Deutsche Funds Management, Bankers Trust Company, DB Alex.Brown LLC, Deutsche Asset Management Inc. (formerly Morgan Grenfell Inc.), and Deutsche Asset Management Investment Services Limited.

                purchase or sale of a security by any client accounts, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

          (ii) All natural persons in a control relationship to DeAM who obtain information concerning investment recommendations made to any client account. The term "control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act; and

          (iii) Any other personnel with asset management responsibilities or frequent interaction with Access Persons as determined by Compliance (e.g., Legal, Compliance, Risk, Operations, Sales & Marketing, as well as long-term temporary employees and consultants).

B. "ACCOUNTS" SHALL MEAN all securities accounts, whether brokerage or otherwise, and securities held directly outside of accounts, but shall not include open-end mutual fund accounts in which securities transactions cannot be effected.

C.   "EMPLOYEE RELATED ACCOUNT" OF ANY PERSON SUBJECT TO THIS CODE SHALL MEAN:

     (i)       The employee's own Accounts;
     (ii) The employee's spouse's Accounts and the Accounts of minor children and other members of the household (whether by marriage or similarly committed status) living in the employee's home;
     (iii) Accounts in which the employee, his/her spouse/domestic partner, minor children or other persons living in their home have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of the shares); and
      (iv) Accounts (including corporate Accounts and trust Accounts) over which the employee or his/her spouse/domestic partner exercises investment discretion or control.

 NOTE: ANY PERSON SUBJECT TO THIS CODE IS RESPONSIBLE FOR COMPLIANCE WITH THESE
       RULES WITH RESPECT TO ANY EMPLOYEE RELATED ACCOUNT, AS APPLICABLE.

D. "SECURITIES" SHALL INCLUDE equity or debt securities, derivatives of securities (such as options, warrants, and ADRs), closed-end mutual funds, futures, commodities and similar instruments, but DO NOT INCLUDE:

(i)  Shares of open-end mutual funds (unless otherwise directed by Compliance);
(ii) Direct obligations of the United States government; or
(iii)Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

IV.  RESTRICTIONS

A.   BLACKOUT PERIOD RESTRICTIONS

     (i) Access Persons shall not knowingly effect the purchase or sale of a Security for an Employee Related Account on a day during which any client account has a "buy" or "sell" order for the same Security, until that order is executed or withdrawn;

     (ii) Access Persons shall not effect the purchase or sale of a Security for an Employee Related Account within SEVEN CALENDAR DAYS BEFORE OR SEVEN CALENDAR DAYS AFTER the same Security is traded (or contemplated to be traded) by a client account with which the Access Person is associated.

     (III) RUSSELL RECONSTITUTION OF THE INDEX: Effective every June 30th, the Frank Russell Company reconstitutes the various Russell Indices. Several weeks prior to that date, Frank Russell announces the changes to the indices (the "Announcement"). A significant portion of the portfolios which DeAM advises utilize strategies involving securities included in the various Russell indices, and thus DeAM trades heavily in these securities. Therefore, for the period commencing on the day of the Announcement, and continuing until seven business days after June 30th, all Access Persons are prohibited from transacting in any Security that is added to or deleted from the Russell 3000 Index.

     (IV) DEUTSCHE BANK SECURITIES: During certain times of the year, all Deutsche Bank employees are prohibited from conducting transactions in the equity and debt securities of Deutsche Bank, which affect their beneficial interest in the firm. Compliance generally imposes these "blackout" periods around the fiscal reporting of corporate earnings. Blackouts typically begin two days prior to the expected quarterly or annual earnings announcement, and end two days after earnings are released publicly. Additional restricted periods may be required for certain individuals and events, and Compliance will announce when such additional restricted periods are in effect.

     (V) EXCEPTIONS TO BLACKOUT PERIODS (ABOVE ITEMS I, II, AND III ONLY) The following are exempt from the specified blackout periods:

/ /  SECURITIES THAT ARE WITHIN THE S&P 100 INDEX;
/ /  Futures and options transactions on indexes;
/ / ETF's (Exchange Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);
/ / Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
/ / To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities; and
/ / Securities purchased under an employer sponsored stock purchase plan or upon the exercise of employee stock options.

     B.   NEW ISSUES (IPOs)

          Access Persons are prohibited from purchasing or subscribing for Securities pursuant to an initial public offering. This prohibition applies even if Deutsche Bank (or any affiliate of Deutsche Bank) has no underwriting role and/or is not involved with the distribution.

     C.   SHORT-TERM TRADING

         Access Persons are prohibited from transacting in the purchase and sale, or sale and purchase, of the same (or equivalent) Securities within 30 calendar days. The following are exempted from this restriction:

          / /    Futures and options transactions on indexes;

          / / ETF's (Exchange Traded Funds - e.g., SPDRs or "Spiders" (S&P 500 Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);
          / / Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
          / / To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities; and
          / / Securities purchased under an employer sponsored stock purchase plan.

D.   RESTRICTED LIST

     All Deutsche Bank employees, including all Access Persons, are prohibited from buying or selling any securities that are included on the Corporate Restricted List (available on the intranet) and/or other applicable departmental restricted lists.

E.   PRIVATE PLACEMENTS

     Prior to effecting a transaction in private securities (i.e., Securities not requiring registration with the Securities and Exchange Commission, and sold directly to the investor), all Access Persons must first obtain the approval of his/her supervisor and then pre-clear the transaction with the Compliance Department, including completing a questionnaire. Any person who has previously purchased privately-placed Securities must disclose such purchases to the Compliance Department before he or she participates in a Fund's or an advisory client's subsequent consideration of an investment in the Securities of the same or a related issuer.

NOTE: Transactions in Securities in derivative instruments, including warrants, convertible Securities, futures and options, etc. shall be restricted in the same manner as the underlying Security.


V.   COMPLIANCE PROCEDURES

     A.   DESIGNATED BROKERAGE ACCOUNTS
          All Access Persons are required to open and maintain their Employee Related Accounts in accordance with the Deutsche Bank EMPLOYEE TRADING AND PRE-CLEARANCE POLICY, as well as additional division-specific requirements, if any.

     B.   PRE-CLEARANCE
          Proposed Securities transactions must be pre-cleared with the Compliance Department in accordance with the Deutsche Bank EMPLOYEE TRADING AND PRE-CLEARANCE POLICY. The following are exempted from this restriction:

               / /    Futures and options transactions on indexes;
               / /    ETF's (Exchange Traded Funds - e.g., SPDRs or "Spiders"
                    (S&P 500 Index), DIAs or "Diamonds" (Dow Jones Industrial Average), etc.);
               / / Shares purchased under an issuer sponsored Dividend Reinvestment Plan ("DRIPs"), other than optional purchases;
               / /    To the extent acquired from the issuer, purchases effected upon the exercise of rights issued pro rata to holders of a class of securities; and
               / /    Securities purchased under an employer sponsored stock
                    purchase plan.

C.   REPORTING REQUIREMENTS

     (i)  DISCLOSURE OF EMPLOYEE RELATED ACCOUNTS/PROVISION OF STATEMENTS
          Upon joining Deutsche Bank, new employees are required to disclose all of their Employee Related Accounts to Compliance, and must carry out the instructions provided to conform such accounts, if necessary, to Deutsche Bank policies. In addition, pursuant to Rule 17j-1 of the Act, no later than ten days after an individual becomes an Access Person, he or she must complete and return an "Initial Holdings Report" (see Appendix).

     (ii) QUARTERLY PERSONAL SECURITIES TRADING REPORTS ("PSTs")
          Pursuant to Rule 17j-1 of the Act, within ten (10) days of the end of each calendar quarter, all Access Persons must sign and return to Compliance a PST report, unless exempted by a division-specific requirement, if any. All PSTs that have reportable personal Securities transactions for the quarter will be reviewed by the appropriate supervisory and/or compliance person.

     (iii) ANNUAL HOLDINGS REPORT
          Once each year, at a date to be specified by Compliance, each Access Person must provide to Compliance an Annual Holdings Report (see Appendix) current as of a date not more than 30 days prior to the date of the report.

                  D. CONFIRMATION OF COMPLIANCE WITH POLICIES

          Annually, each Access Person is required to sign a statement acknowledging that he or she has received this Code, as amended or updated, and confirm his or her adherence to it.

VI.  OTHER PROCEDURES/RESTRICTIONS

     A.   SERVICE ON BOARDS OF DIRECTORS

          Employees may not maintain outside business affiliations (e.g., officer or director, governor, trustee, part-time employment, etc.) without the prior written approval of the appropriate senior officer of their respective business units.

          Service on Boards of publicly traded companies should be limited to a small number of instances. However, such service may be undertaken based upon a determination that these activities are consistent with the interests of DeAM and its clients. Employees serving as directors will not be permitted to participate in the process of making investment decisions on behalf of clients which involve the subject company.

B.   GIFTS

     (i)                ACCEPTING GIFTS

               Employees are prohibited from soliciting or accepting any personal payment or gift to influence, support or reward any service, transaction or business involving Deutsche Bank, or that appears to be made or offered in anticipation of any future service, transaction or business opportunity. A payment or gift includes any fee, compensation, remuneration or thing of value.(4) However, subject to the prerequisites of honesty, absolute fulfillment of fiduciary duty to Deutsche Bank, relevant laws and regulations, and reasonable conduct on the part of the employee, the acceptance of some types of reasonable business gifts received by employees may be permissible, and the rules are as follows:

               -    Cash gifts of any amount are prohibited. This includes cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash.

               -    Acceptance of non-cash gifts, souvenirs, tickets for
                  sporting or entertainment events, and other items with a value less than U.S. $100 or its equivalent is generally permitted, when it is clear that they are unsolicited, unrelated to a transaction and the donor is not attempting to influence the employee.

               -    Acceptance of gifts, other than cash, given in connection
                  with special occasions (e.g., promotions, retirements, weddings, holidays), that are of reasonable value in the circumstances are permissible.

               -    Employees may accept reasonable and conventional business
                  courtesies, such as joining a customer or vendor in attending sporting events, golf outings or concerts, provided that such activities involve no more than the customary amenities.

               -    The cost of working session meals or reasonable related
                  expenses involving the discussion or review of business matters related to Deutsche Bank may be paid by the customer, vendor or others, provided that such costs would have otherwise been reimbursable to the employee by Deutsche Bank in accordance with its travel and entertainment and expense reimbursement policies.

     (ii)               GIFT GIVING (TO PERSONS OTHER THAN GOVERNMENT OFFICIALS)

               In appropriate circumstances, it may be acceptable and customary for DeAM to extend gifts to customers or others who do business with Deutsche Bank. Employees should be certain that the gift will not give rise to a conflict of interest, or appearance of conflict, and that there is no reason to believe that the gift will violate applicable codes of conduct of the recipient. Employees with appropriate authority to do so may make business gifts at DeAM's expense, provided that the following requirements are met:

               - Gifts in the form of cash or cash equivalents may not be given regardless of amount.

               -    The gift must be of reasonable value in the circumstances, and should not exceed a value of U.S. $100 unless the specific prior approval of the appropriate Managing Officer(5) is obtained.

               -    The gift must be lawful and in accordance with generally
                  accepted business practices of the governing jurisdictions.
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(4) UNDER THE BANK BRIBERY ACT AND OTHER APPLICABLE LAWS AND REGULATIONS, SEVERE PENALTIES MAY BE IMPOSED ON ANYONE WHO OFFERS OR ACCEPTS SUCH IMPROPER PAYMENTS OR GIFTS. IF YOU RECEIVE OR ARE OFFERED AN IMPROPER PAYMENT OR GIFT, OR IF YOU HAVE ANY QUESTIONS AS TO THE APPLICATION OR INTERPRETATION OF DEUTSCHE BANK'S RULES REGARDING THE ACCEPTANCE OF GIFTS, YOU MUST BRING THE MATTER TO THE ATTENTION OF THE COMPLIANCE DEPARTMENT.

(5) FOR PURPOSES OF THIS POLICY, "MANAGING OFFICER" IS DEFINED AS AN OFFICER OF AT LEAST THE MANAGING DIRECTOR LEVEL TO WHOM THE EMPLOYEE DIRECTLY OR INDIRECTLY REPORTS, WHO IS IN CHARGE OF THE EMPLOYEE'S UNIT (E.G., A DEPARTMENT HEAD, DIVISION HEAD, FUNCTION HEAD, GROUP HEAD, GENERAL MANAGER, ETC).

               -    The gift must not be given with the intent to influence or reward any person regarding any business or transaction involving DeAM.

     (iii)              GIFTS TO GOVERNMENT OFFICIALS

               The Compliance Department must be contacted prior to making any gift to a governmental employee or official. Various governmental agencies, legislative bodies and jurisdictions may have rules and regulations regarding the receipt of gifts by their employees or officials. In some cases, government employees or officials may be prohibited from accepting any gifts. (SEE NEXT SECTION FOR ADDITIONAL RULES REGARDING POLITICAL CONTRIBUTIONS.)

    C.   RULES FOR DEALING WITH GOVERNMENTAL OFFICIALS AND POLITICAL CANDIDATES

(i)  CORPORATE PAYMENTS OR POLITICAL CONTRIBUTIONS

          No corporate payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing or retaining business for Deutsche Bank, or influencing any decision on its behalf.

          - The Federal Election Campaign Act prohibits corporations and labor organizations from using their general treasury funds to make contributions or expenditures in connection with federal elections, and therefore DEUTSCHE BANK DEPARTMENTS MAY NOT MAKE CONTRIBUTIONS TO U.S. FEDERAL POLITICAL PARTIES OR CANDIDATES.

          - Corporate contributions to political parties or candidates in jurisdictions not involving U.S. Federal elections are permitted only when such contributions are made in accordance with applicable local laws and regulations, and the prior approval of a member of the DeAM Executive Committee has been obtained, and the Deutsche Bank Americas Regional Cost Committee has been notified.

               UNDER THE FOREIGN CORRUPT PRACTICES ACT, BANK BRIBERY LAW, ELECTIONS LAW AND OTHER APPLICABLE REGULATIONS, SEVERE PENALTIES MAY BE IMPOSED ON DEUTSCHE BANK AND ON INDIVIDUALS WHO VIOLATE THESE LAWS AND REGULATIONS. SIMILAR LAWS AND REGULATIONS MAY ALSO APPLY IN VARIOUS COUNTRIES AND LEGAL JURISDICTIONS WHERE DEUTSCHE BANK DOES BUSINESS.

(ii) PERSONAL POLITICAL CONTRIBUTIONS

                  No personal payments or gifts of value may be made to any outside party, including any government official or political candidate or official, for the purpose of securing business for Deutsche Bank or influencing any decision on its behalf. Employees should always exercise care and good judgment to avoid making any political contribution that may give rise to a conflict of interest, or the appearance of conflict. For example, if a DeAM business unit engages in business with a particular governmental entity or official, DeAM employees should avoid making personal political contributions to officials or candidates who may appear to be in a position to influence the award of business to Deutsche Bank.

(iii) ENTERTAINMENT OF GOVERNMENT OFFICIALS

                  Entertainment and other acts of hospitality toward government or political officials should never compromise or appear to compromise the integrity or reputation of the official or Deutsche Bank. When hospitality is extended, it should be with the expectation that it will become a matter of public knowledge.

D.   CONFIDENTIALITY

     Access Persons must not divulge contemplated or completed securities transactions or trading strategies of DeAM clients to any person, except as required by the performance of such person's duties, and only on a need-to-know basis. In addition, the Deutsche Bank policies on confidential information, which are contained within the CODE OF PROFESSIONAL CONDUCT, must be observed.

VII.  SANCTIONS

Any Access Person who violates this Code may be subject to disciplinary actions, including possible dismissal. In addition, any Securities transactions executed in violation of this Code, such as short-term trading or trading during blackout periods, may subject the employee to a financial penalty, including but not limited to, unwinding the trade and/or disgorging of the profits. Finally, violations and suspected violations of criminal laws will be reported to the appropriate authorities as required by applicable laws and regulations.

VIII.  INTERPRETATIONS AND EXCEPTIONS

Compliance shall have the right to make final and binding interpretations of this Code, and may grant an exception to certain of the above restrictions, as long as no abuse or potential abuse is involved. Each Access Person must obtain approval from the Compliance Department before taking action regarding such an exception. Any questions regarding the applicability, meaning or administration of this Code shall be referred in advance of any contemplated transaction, to Compliance.

                                                       DEUTSCHE ASSET MANAGEMENT

                                 ACKNOWLEDGEMENT

In connection with my employment with one or more of the legal entities which make up Deutsche Asset Management, I acknowledge that I have received, read and understand the Deutsche Asset Management CODE OF ETHICS effective January 1, 2001, and agree to adhere to and abide by its provisions.

I understand that any violation(s) of this Code of Ethics is grounds for immediate disciplinary action up to, and including, dismissal.

Signature                                      _______________________________

Print Name  _______________________________

Date        _______________________________



   PLEASE RETURN THIS FORM TO REBECCA FERRELL, DEAM MUTUAL FUNDS COMPLIANCE AT
       ONE SOUTH STREET, BALTIMORE, MARYLAND 21202 (MAIL STOP BAL01-1632).

                                      A Member of the DEUTSCHE BANK GROUP [LOGO]

                                                                  DEUTSCHE ASSET
                                                                      MANAGEMENT


                                                  INITIAL/ANNUAL HOLDINGS REPORT

  TO:         Employees of the Deutsche Asset Management Mutual Funds Group
  FROM:       Deutsche Asset Management Mutual Funds Compliance
  RE:         Initial/Annual Holdings Report - Personal Securities Accounts

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  Rule 17j-1 under the Investment Company Act of 1940 requires you to provide DeAM Mutual Funds Group Compliance with this "INITIAL HOLDINGS REPORT" within 10 days of becoming an employee and with an "ANNUAL HOLDINGS REPORT" on an annual basis thereafter. INFORMATION ON THE "ANNUAL HOLDINGS REPORT" MUST BE CURRENT AS OF A DATE NO MORE THAN 30 DAYS BEFORE THE DATE THE REPORT IS SUBMITTED.

  Accordingly, please fill in the following requested information (or attach a copy of your most recent statement) for each broker, dealer or bank with which you maintain an EMPLOYEE RELATED ACCOUNT and all SECURITIES(6) held directly by you or in such accounts. "EMPLOYEE RELATED ACCOUNTS" include (i) your own accounts; (ii) the your spouse's accounts and the accounts of minor children and other members of the household (whether by marriage or similarly committed status) living in your home; (iii) accounts in which you, your spouse/domestic partner, minor children or other persons living in their home have a beneficial interest (i.e., share in the profits even if there is no influence on voting or disposition of shares); and (iv) accounts (including corporate accounts and trust accounts) over which you or your spouse/domestic partner exercises investment discretion or control. (PLEASE NOTE: OPEN-END MUTUAL FUND ACCOUNTS(7) AND ACCOUNTS OVER WHICH YOU EXERCISE NO INVESTMENT DISCRETION OR CONTROL SHOULD BE LISTED ON THE FOLLOWING PAGE.)

     NAME OF ACCOUNT HOLDER           NAME OF BROKER, DEALER OR         NAME OF ISSUER         NO. SHARES OR
                                        BANK AND ACCOUNT NO.                                   PRINCIPAL AMOUNT
                                                                                               (IF DEBT)
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(6) SECURITIES do NOT include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares issued by registered, open-end mutual funds.
(7) OPEN-END MUTUAL FUND ACCOUNTS include accounts that, by their terms, permit holders to purchase shares of open-end mutual funds ONLY. They do not include accounts that permit holders to purchase both shares of open-end mutual funds and shares of other issuers.

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                                     PLEASE ATTACH ADDITIONAL PAGES IF NECESSARY

  Please fill out the following requested information for any broker, dealer or bank with which you maintain an OPEN-END MUTUAL FUND ACCOUNT (as defined on the preceding page) or an ACCOUNT OVER WHICH YOU EXERCISE NO INVESTMENT DISCRETION OR CONTROL.

     NAME OF ACCOUNT HOLDER                          NAME OF BROKER, DEALER OR BANK AND ACCOUNT NO.
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                                                                    PLEASE ATTACH ADDITIONAL PAGES IF NECESSARY



Signature:    ___________________________    Date: _______________________
Print Name:                                           __________________________



 ** PLEASE COMPLETE AND RETURN TO REBECCA FERRELL, DeAM MUTUAL FUNDS COMPLIANCE,
      ONE SOUTH STREET, BALTIMORE, MARYLAND 21202, MAIL STOP BAL01-1632 **